UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2022

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36274

Delaware	36-4742850
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 East 29th Street
New York, New York 10016
(Address of principal executive offices, including zip code)

(646) 440-9333

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ITCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2022, the Board of Directors (the “Board”) of Intra-Cellular Therapies, Inc. (the “Company”) appointed E. Rene Salas to join the Board to serve as a Class I director until the 2023 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement or removal. The Board also appointed Mr. Salas to the Audit Committee of the Board.

E. Rene Salas, 60, has over 35 years of experience with accounting and advisory projects in the life sciences and technology industries. From 1987 to 2019, Mr. Salas worked at Ernst & Young LLP in a variety of roles, most recently as a senior client partner from 2010 to 2019. At Ernst & Young LLP, Mr. Salas also served in various leadership roles on diversity, equity and inclusion (“DEI”) at the national and regional level, including the firm’s national task force on DEI. From 2020 to 2022, he served as the Chief Financial Officer of Wellstat, LLC, an early-stage biopharmaceutical company. He currently serves on the board of directors for Embody, Inc., a privately-held medical device company focused on soft tissue healing. Mr. Salas received his a B.B.A. in accounting from the University of Texas at San Antonio. He has also completed executive education programs in strategic leadership for Ernst & Young partners at Harvard Business School and Northwestern University’s Kellogg School. Mr. Salas is also a Certified Public Accountant. His qualifications to serve as a member of the Board include his many years of experience in the healthcare industry and his accounting and advisory expertise.

The Board has determined that Mr. Salas (i) is an “independent director” as defined in Section 5605(a)(2) of the Nasdaq Marketplace Rules, (ii) meets the requirements for audit committee service pursuant to Nasdaq Marketplace Rule 5605(c)(2)(A), and (iii) is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. There are no arrangements or understandings between Mr. Salas and any other person pursuant to which Mr. Salas was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Salas has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Salas will be entitled to the standard compensation paid by the Company to all of its non-employee directors under the Company’s Non-Employee Director Compensation Policy, as amended (the “Director Compensation Policy”), including an annual retainer of $45,000 for service on the Board and an annual retainer of $10,000 for service on the Audit Committee (pro-rated for the portion of the year in which he serves as a member of the Board and the Audit Committee). In accordance with the Director Compensation Policy, Mr. Salas was also automatically granted an initial non-qualified stock option to purchase 20,000 shares of the Company’s common stock on the date of his appointment to the Board. The Director Compensation Policy is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed by the Company on August 9, 2021, and is incorporated herein by reference.

Mr. Salas has also entered into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K, filed by the Company on September 5, 2013, and is incorporated herein by reference.

On April 20, 2022, The Nasdaq Stock Market LLC (“Nasdaq”) issued a letter to the Company indicating that, as a result of Mr. Salas’ appointment, Nasdaq has determined that the Company has regained compliance with Nasdaq Marketplace Rule 5605(c)(2), which requires the Company’s Audit Committee be comprised of three independent directors.

The Company issued a press release on April 21, 2022, announcing the appointment of Mr. Salas to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release dated April 21, 2022.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

The press release may contain hypertext links to information on our website. The information on our website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Lawrence J. Hineline
Lawrence J. Hineline
Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary

Date: April 21, 2022